                            SCHEDULE 14A INFORMATION
                 REVOCATION STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]    Preliminary Proxy Statement (Revocation of Consent Statement)
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement (Revocation of Consent Statement)
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
                   -----------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                           -----------------

       (4)     Proposed maximum aggregate value of transactions:

               -----------------

       (5)     Total fee paid.

--------

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:
                                      ------------------------------------------

       (2)     Form, Schedule or Registration Statement No.:
                                                            --------------------

       (3)     Filing Party:
                            ----------------------------------------------------

       (4)     Date Filed:
                          ------------------------------------------------------

[GREAT WESTERN LOGO]

                                                                   March 4, 1997

Dear Great Western Stockholder:

     On February 18, 1997, H. F. Ahmanson & Company ("Ahmanson"), a major competitor, unilaterally announced a proposal for a merger with Great Western. Under Ahmanson's proposal, you would receive Ahmanson stock in exchange for your shares of Great Western stock.

     In an effort to pressure your Board to make hasty decisions, Ahmanson also has commenced a consent solicitation in support of four amendments to your Company's By-laws and one other item. The matters for which Ahmanson is soliciting consents are described in Great Western's enclosed Revocation of Consent Statement.

     Your Board of Directors, with the assistance of its financial and legal advisors, is carefully considering its responses to the Ahmanson proposal. YOUR BOARD IS ACUTELY AWARE OF ITS FIDUCIARY RESPONSIBILITIES, AND WE CAN ASSURE YOU THAT YOUR BOARD WILL ACT AT ALL TIMES IN YOUR BEST INTERESTS.

     Ahmanson, on the other hand, has absolutely no obligation to protect your interests, and can be expected to act at all times solely in its own self-interest.

     We see Ahmanson's effort to solicit your consent as a blatant attempt to limit your Board's options and flexibility in evaluating the Ahmanson proposal and related matters. For example, one of Ahmanson's proposed By-law amendments, as a practical matter, could preclude the Board from attracting other potential bidders for Great Western. Great Western is challenging the legality of this proposed By-law amendment in the Delaware Chancery Court.

     YOUR BOARD UNANIMOUSLY OPPOSES AHMANSON'S CONSENT SOLICITATION AND STRONGLY URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD FURNISHED BY AHMANSON.

     You can act today to protect your interests. Whether or not you have previously signed a WHITE Ahmanson consent card, please sign, date and mail the enclosed BLUE Consent Revocation Card and return it in the enclosed postage-paid envelope.

     We thank you for your consideration and support, and we assure you that we will continue to keep you informed as events unfold.

                                Sincerely,



        /s/ JOHN F. MAHER                         /s/ JAMES F. MONTGOMERY
        John F. Maher                             James F. Montgomery
        President and Chief                       Chairman of the Board
          Executive Officer


            If you have any questions, please call our solicitor:

                       [GEORGESON & COMPANY INC. LOGO]

                         CALL TOLL FREE: 800-223-2064

                     Banks and Brokers call: 212-440-9800

                      GREAT WESTERN FINANCIAL CORPORATION
                              9200 OAKDALE AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                               ------------------

                        REVOCATION OF CONSENT STATEMENT
                            BY BOARD OF DIRECTORS IN
                     OPPOSITION TO H. F. AHMANSON & COMPANY
                               ------------------

                                 MARCH 4, 1997

     This Revocation of Consent Statement and the accompanying BLUE Consent Revocation Card are being furnished by the Board of Directors (the "Board") of Great Western Financial Corporation, a Delaware corporation ("Great Western"), to the holders of outstanding shares of Great Western's common stock, par value $1.00 per share (the "Common Stock"), in opposition to the solicitation (the "Ahmanson Solicitation") by H. F. Ahmanson & Company ("Ahmanson") of written consents from the stockholders of Great Western.

     On February 18, 1997, Ahmanson publicly announced a proposal for a merger between Ahmanson and Great Western pursuant to which each outstanding share of Common Stock would be converted into 1.05 shares of Ahmanson common stock (the "Ahmanson Merger Proposal"). Also, on March 3, 1997, Ahmanson commenced soliciting consents in favor of (i) a non-binding advisory resolution urging the Board to consider any bona fide and concrete merger proposal received by Great Western by May 22, 1997 and, if no superior merger proposal is received by such date, to enter into a merger agreement with Ahmanson on the terms of the Ahmanson Merger Proposal, and (ii) four separate proposed By-law amendments that, if validly adopted, would (A) prohibit the Board from granting to any third party, without the prior consent of the Great Western stockholders, any break-up fees, stock options, "crown jewel" options or other lock-up fee arrangements in connection with a proposed merger of Great Western in excess of $100,000,000, (B) compel Great Western to hold its annual meeting of stockholders on the fourth Tuesday in April in each year or on a date within 14 days thereof, (C) prevent a stockholders' meeting at which a quorum is present from being adjourned unless all business properly brought before such meeting has been acted upon by the stockholders and (D) provide that any of the By-laws adopted pursuant to Ahmanson's Consent Statement may not be subsequently amended unless majority approval of the Great Western stockholders is obtained. Great Western has challenged the legality of Ahmanson's proposed By-law amendment described in clause (A) above as an improper intrusion into the statutory powers of the Board of Directors. See "Certain Litigation."

     GREAT WESTERN'S BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE AHMANSON SOLICITATION AND URGES YOU NOT TO SIGN THE WHITE CONSENT CARD SENT TO YOU BY AHMANSON.

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED AHMANSON'S WHITE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE BLUE CONSENT REVOCATION CARD TODAY.

     IF YOUR SHARES ARE HELD IN "STREET NAME," ONLY YOUR BROKER OR BANKER CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE A BLUE CONSENT REVOCATION CARD ON YOUR BEHALF TODAY.

     This Revocation Statement and the enclosed BLUE Consent Revocation Card are first being mailed to stockholders on or about March 4, 1997.

     If you have any questions about giving your revocation of consent or require assistance, please call Georgeson & Company Inc. ("Georgeson"), the firm assisting Great Western in this solicitation, at the phone numbers shown below:

                            GEORGESON & COMPANY INC.
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005
                         CALL TOLL FREE: (800) 223-2064
                  BANKS & BROKERS CALL COLLECT: (212) 440-9800

                               ------------------

                 REASONS FOR OPPOSING THE AHMANSON SOLICITATION

     Ahmanson is soliciting consents in favor of approval of five proposals (together, the "Ahmanson Consent Proposals"). The text of the five Ahmanson Consent Proposals is set forth below:

AHMANSON PROPOSAL 1:

     The following non-binding resolution is hereby adopted:

     "RESOLVED, that the stockholders of Great Western Financial Corporation ("Great Western") urge the Great Western Board of Directors (the "Great Western Board") to consider any bona fide and concrete merger proposal received by Great Western by May 22, 1997 and, if no proposal superior to the H. F. Ahmanson & Company ("Ahmanson") merger proposal (set forth in Ahmanson's letter to Great Western, dated February 17, 1997) is received, to enter into a merger agreement with Ahmanson in accordance with the Ahmanson merger proposal and take all actions necessary to facilitate such merger. In determining whether another merger proposal is superior to the Ahmanson merger proposal, the Great Western Board shall take into account the potential that the Great Western stockholders will receive a substantial portion of the value of the cost savings resulting from a merger with Ahmanson."

AHMANSON PROPOSAL 2:

     Section 13 of the By-laws of Great Western is hereby amended by inserting immediately before the penultimate sentence thereof the following sentence:

     "The Board of Directors may not, without the prior approval of a majority of the stockholders of the Corporation having voting power, grant a third party break-up fees, stock options, "crown jewel" options or other lock-up arrangements in connection with an "Acquisition Transaction" as hereinafter defined, unless such agreement contains a provision ensuring that the aggregate value of all such break-up fees, stock options, "crown jewel" options and other lock-up arrangements can never exceed $100,000,000; "Acquisition Transaction" means any merger, consolidation or similar transaction involving, or any purchase of all or any substantial portion of the assets, deposits or any equity securities of, the Corporation or any of its subsidiaries."

AHMANSON PROPOSAL 3:

     Section 2 of the By-laws of Great Western is hereby amended by replacing the first sentence thereof with the following sentence:

     "The annual meeting of the stockholders of the Corporation shall be held on the fourth Tuesday in April in each year, or on a date within 14 days thereof, at such time and place, within or without the State of Delaware, as may be specified in the notice thereof, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of only such other business as is properly brought before such meeting in accordance with these by-laws."

AHMANSON PROPOSAL 4:

     Section 6 of the By-laws of Great Western is hereby amended by replacing the first sentence thereof with the following three sentences:

     "The holders of a majority of the stock of the Corporation having voting power present in person or by proxy shall constitute a quorum. In the event a quorum is not present, the presiding officer at the meeting or the stockholders present, although less than a quorum, shall have the power to adjourn or postpone such meeting from time to time without notice. In the event that a quorum is present, the presiding officer shall not take any action to adjourn such meeting until all business properly brought before such meeting has been acted upon by the stockholders of the Corporation."

AHMANSON PROPOSAL 5:

     The By-laws of Great Western is hereby amended by adding a new Section 25 thereto which reads in its entirety as follows:

     "Section 25. Neither this Section 25 nor any of the By-law provisions added or changed by consent of stockholders as contemplated by the Consent Statement dated March 3, 1997, provided by H. F. Ahmanson & Company, may be amended or repealed without the affirmative vote of the holders of a majority of the stock of the Corporation having voting power."

     On February 25, 1997, Great Western announced that the Board, with the assistance of Great Western's financial and legal advisors, was currently evaluating the Ahmanson Merger Proposal and related matters and that, in light of recent and ongoing events, the Board determined to postpone the annual meeting of stockholders. The Board's review is continuing. Stockholders of Great Western should be assured that the Board is fully aware of its fiduciary duties and, as always, intends to, and will, act in a manner consistent with such duties and in the best interests of Great Western and its stockholders.

     By urging that the Board consider any bona fide merger proposal (Proposal
1), Ahmanson is asking the Board to take action that it would take in any event in the exercise of its fiduciary duties. However, by urging the Board to accept the Ahmanson Merger Proposal on May 22, 1997 if no other superior proposal is received by such date, Ahmanson is attempting to pressure your Board into accepting the Ahmanson Merger Proposal at a future date without consideration of the facts and circumstances which may exist at that time, including whether the Ahmanson Merger Proposal is the best alternative course of action available to Great Western, its stockholders, and other constituencies. Accordingly, the Board unanimously believes that Proposal 1 is inconsistent with the proper exercise of the Board's fiduciary duties and its obligations under Delaware law, and is not in the best interests of Great Western's stockholders.

     With respect to Proposal 2, while, as stated above, the Board has not yet made any determination concerning the best course of action for Great Western and its stockholders, Great Western recognizes that break-up fee arrangements are typically a condition to any strategic business combination proposal in the financial services industry. Great Western believes that this proposed By-law amendment, if validly adopted, can only serve to impede the Board's ability to act promptly in the best interest of Great Western's stockholders. The $100 million limit on the value of the break-up fee set forth in Proposal 2 is approximately 1.6% of the current market value of the Ahmanson Merger Proposal. Great Western believes that this amount, both in dollar and percentage of transaction value, is below levels required by third party buyers and agreed to by sellers in other transactions. Accordingly, Great Western believes that Proposal 2 could limit the Board's strategic alternatives by deterring third parties who might otherwise be interested in pursuing a strategic business combination with Great Western. In this connection, Great Western has challenged the legality of Proposal 2 in the Court of Chancery of the State of Delaware as an improper intrusion into the statutory powers of the Board. See "Certain Litigation."

     Great Western believes that Proposals 3, 4 and 5, collectively, like Proposal 2, are a part of Ahmanson's scheme to limit the flexibility of the Board in considering and responding to the Ahmanson Merger Proposal. Great Western also believes that these Proposals are designed to benefit Ahmanson and advance the Ahmanson Merger Proposal at the expense of Great Western and its stockholders.

     In particular, Great Western believes that Proposal 3 is unnecessary and is a blatant effort by Ahmanson to force Great Western's stockholders to make important decisions concerning the future of their investment before they have had an adequate opportunity to consider all relevant information. At Great Western's annual meeting of stockholders, Ahmanson intends to seek to place three of its designees on the Board, and thereby gain access to the Board's decision-making process with respect to the Ahmanson Merger Proposal and possible alternatives thereto. Section 2 of Great Western's By-laws already provides that the annual meeting of stockholders of Great Western shall be held on the fourth Tuesday in April in each year or on such earlier or later date as the Board may designate. This is intended to provide the Board with sufficient flexibility to set an annual meeting date other than the fourth Tuesday in April if the Board determines that a different date is in the best interests of stockholders. Ahmanson's proposal is intended to benefit only Ahmanson by unnecessarily restricting the time in which the Board may determine the best course of action for Great Western and its stockholders and prematurely forcing a stockholder vote. Accordingly, Proposal 3 is being opposed.

     Great Western also opposes Proposals 4 and 5 because they are part and parcel of Ahmanson's scheme to promote its interests and advance the Ahmanson Merger Proposal by unduly restricting the flexibility of the Board to act at all times in the best interests of Great Western and its stockholders. The blanket inability to adjourn a meeting of stockholders and the inability to amend certain By-laws without a stockholder vote would deprive the Board of its ability to act in the best interests of Great Western and its stockholders in light of ever-changing facts and circumstances.

     GREAT WESTERN'S BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE AHMANSON SOLICITATION AND URGES YOU NOT TO SIGN THE WHITE CONSENT CARD SENT TO YOU BY AHMANSON.

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED AHMANSON'S WHITE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     IF YOU HAVE ANY QUESTIONS, PLEASE CALL GEORGESON TOLL-FREE AT (800) 223-2064. BANKS AND BROKERS SHOULD CALL COLLECT AT (212) 440-9800.

                             THE CONSENT PROCEDURE

     Under Delaware law, the unrevoked consent of the holders of not less than a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date (as defined below) must be obtained within the time limits specified herein to adopt each of the Ahmanson Consent Proposals. Each share of Common Stock is entitled to one vote per share. Since consents are required from the holders of record of a majority of the outstanding shares of Common Stock, in order for each of the Ahmanson Consent Proposals to be adopted, an abstention from voting or a broker non-vote will have the practical effect of a vote against such proposals.

     Under Section 228 of the General Corporation Law of the State of Delaware ("DGCL"), in order to be effective, consents with respect to the Ahmanson Consent Proposals must be delivered within 60 days of the earliest dated consent with respect to the Ahmanson Consent Proposals delivered to Great Western. As of the date of this Revocation Statement, no consent with respect to the Ahmanson Consent Proposals has been delivered to Great Western.

     On February 20, 1997, the Board adopted an amendment to Great Western's By-laws designed to establish orderly procedures for the setting of a record date for consent solicitations. Section 11 of the By-laws now provides that any stockholder of Great Western seeking to have Great Western's stockholders authorize or take corporate action by written consent shall, by written notice to Great Western's Secretary, request the Board to fix a record date. The Board is required, within ten days after the date such request is received, to adopt a resolution fixing the record date. Under Section 213 of the DGCL and under
Section 11 of the By-laws, the record date must be within ten days of the date of the resolution fixing the record date. On February 21, 1997, Ahmanson requested that the Board fix a record date for the Ahmanson Solicitation. On March 3, 1997, the Board fixed a record date of March 13, 1997 (the "Record Date"). As of March 4, 1997, there were 137,574,634 shares of Common Stock issued and outstanding. Following the Record Date, Great Western will inform stockholders as to the number of shares of Common Stock outstanding as of the Record Date.

     A stockholder may revoke any previously signed consent by signing, dating and returning a BLUE Consent Revocation Card. A consent may also be revoked by delivery of a written consent revocation to Ahmanson. STOCKHOLDERS ARE URGED, HOWEVER, TO DELIVER ALL CONSENT REVOCATIONS TO GEORGESON, THE FIRM ASSISTING GREAT WESTERN IN THIS SOLICITATION, AT WALL STREET PLAZA, NEW YORK, NEW YORK 10005. Great Western requests that if a consent revocation is instead delivered to Ahmanson, a photostatic copy of the revocation also be delivered to Great Western c/o Georgeson at the address set forth above, so that Great Western will be aware of all revocations. Any consent revocation may itself be revoked at any time by signing, dating and returning to Ahmanson a subsequently dated WHITE consent card sent to you by Ahmanson, or by delivery of a written revocation of such consent revocation to Great Western or Ahmanson.

     If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar "street name" holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for the shares of Common Stock held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed BLUE Consent Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Great Western in care of Georgeson at the address set forth above so that Great Western will be aware of your instructions and can attempt to insure such instructions are followed.

     YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO AHMANSON. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PREPAID ENVELOPE THE BLUE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS REVOCATION STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE BLUE CONSENT REVOCATION CARD WITH RESPECT TO THE AHMANSON PROPOSALS, THE CARD WILL BE USED IN ACCORDANCE WITH THE GREAT WESTERN BOARD'S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSALS.

     IF YOU ARE AGAINST THE AHMANSON PROPOSALS AND HAVE NOT SIGNED AN AHMANSON CONSENT, YOU MAY SHOW YOUR OPPOSITION TO THE AHMANSON PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE CONSENT REVOCATION CARD. THIS WILL BETTER ENABLE GREAT WESTERN TO KEEP TRACK OF HOW MANY STOCKHOLDERS OPPOSE THE AHMANSON PROPOSALS.

     Great Western has retained Georgeson to assist in communicating with stockholders in connection with the Ahmanson Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your BLUE Consent Revocation Card or any other questions, Georgeson will be pleased to assist you. You may call Georgeson toll-free at (800) 223-2064. Banks and brokers should call collect at (212) 440-9800.

               BENEFICIAL OWNERSHIP OF GREAT WESTERN'S SECURITIES
                      BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of each class of equity securities of Great Western beneficially owned as of February 24, 1997 (with the exception of shares held in Great Western's Employee Savings Plan, which are reported as of December 31, 1996) by each director and certain executive officers and by all directors and executive officers as a group (17 persons). For the purposes of this Revocation Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and means generally the power to vote or dispose of securities, regardless of any economic interest.

                                                                 AMOUNT AND NATURE OF     PERCENT OF
                                                                 BENEFICIAL OWNERSHIP     OUTSTANDING
                                                                          OF                COMMON
                  NAME OF BENEFICIAL OWNER                      SHARES OF COMMON STOCK       STOCK
-------------------------------------------------------------   ----------------------    -----------
David Alexander..............................................           22,675(2)              (1)
H. Frederick Christie........................................           26,250(2)              (1)
Charles D. Miller............................................           30,000(3)              (1)
Stephen E. Frank.............................................           41,250(4)              (1)
John V. Giovenco.............................................           38,750(2)              (1)
Firmin A. Gryp...............................................          103,644(2)(5)           (1)
Enrique Hernandez, Jr........................................            9,250(4)              (1)
James F. Montgomery..........................................          605,488(6)              (1)
Alberta E. Siegel............................................           25,000(2)              (1)
Willis B. Wood, Jr...........................................           16,750(7)              (1)
John F. Maher................................................          611,762(8)              (1)
J. Lance Erikson.............................................          119,845(9)              (1)
Carl F. Geuther..............................................          220,350(10)             (1)
Michael M. Pappas............................................          249,525(11)             (1)
A. William Schenck, III......................................           68,288(12)             (1)
Jaynie M. Studenmund.........................................           10,600                 (1)
Raymond W. Sims..............................................                0
All Directors and Executive Officers as a Group..............        2,199,427(13)            1.58%

---------------

 (1) Certain directors and executive officers share with their spouses voting and investment powers with respect to these shares. The percentage of shares beneficially owned by any director or executive officer does not exceed one percent of the outstanding shares of Common Stock.

 (2) Includes 21,250 shares subject to options granted to this Director under Great Western's 1988 Stock Option and Incentive Plan (the "1988 Incentive Plan") which are exercisable within 60 days of February 24, 1997.

 (3) Includes 18,750 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.

 (4) Includes 8,750 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.

 (5) Includes 112 shares held by the trustee under Great Western's Employee Savings Incentive Plan (the "Employee Savings Incentive Plan").

 (6) Includes 495,600 shares subject to options exercisable within 60 days of February 24, 1997 and 945 shares held by the Trustee under the Employee Savings Incentive Plan.

 (7) Includes 16,250 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.

                                              (Footnotes continued on next page)

 (8) Includes 396,137 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997 and 25 shares held by the Trustee under the Employee Savings Incentive Plan.

 (9) Includes 99,010 shares subject to options exercisable within 60 days of February 24, 1997 and 112 held by the Trustee under the Employee Savings Incentive Plan.

(10) Includes 179,845 shares subject to options exercisable within 60 days of February 24, 1997.

(11) Includes 172,500 shares subject to options exercisable within 60 days of February 24, 1997.

(12) Includes 49,762 shares subject to options exercisable within 60 days of February 24, 1997.

(13) Includes options to purchase 1,551,604 shares under employee stock options which are exercisable on or within 60 days after February 24, 1997, and 1,194 shares held in trust under the Employee Savings Incentive Plan with respect to which such persons have the right to direct the vote.

                                   BY OTHERS

     The following entities are the only stockholders known to Great Western to be the beneficial owners of more than 5% of Great Western's equity securities. This information has been obtained from reports filed pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP      PERCENT OF
                                                                       OF              OUTSTANDING
           NAME AND ADDRESS OF BENEFICIAL OWNER              SHARES OF COMMON STOCK    COMMON STOCK
----------------------------------------------------------   ----------------------    ------------
Wellington Management Company LLP.........................          8,771,730(1)           6.37%
  75 State Street
  Boston, Massachusetts 02109
Vanguard/Windsor Funds, Inc...............................          8,236,786(2)           5.98%
  Vanguard Financial Center
  Valley Forge, Pennsylvania 19482

---------------
(1) Wellington Management Company ("WMC") has reported that it is an investment adviser and, as such, is considered beneficial owner in the aggregate of the shares listed in the table. WMC has declared that it has shared power to vote 53,902 of the shares and shared dispositive power over all of the shares shown in the table. The shares shown in the table for the Vanguard/Windsor Funds, Inc. are also included in the total amount reported in the table for WMC.

(2) Vanguard/Windsor Funds, Inc. ("Vanguard/Windsor") has reported that it is an investment company and, as such, is considered the beneficial owner in the aggregate of the shares listed in the table. Vanguard/Windsor has declared that it has sole power to vote or direct the vote and shared power to dispose or to direct the disposition of the shares shown in the table.

                               CERTAIN LITIGATION

     On February 18, 1997, Ahmanson filed a Verified Complaint for Declaratory and Injunctive Relief against Great Western and its directors (the "Ahmanson Complaint") in the Court of Chancery of the State of Delaware. The Ahmanson Complaint alleges, among other things, that: (i) the defendants have breached their fiduciary duties with respect to the stockholder rights plan adopted by the Board in June 1986, as amended in June 1995 (the "Rights Plan"); (ii) the adoption of any defensive measure by the defendants which has the effect of impeding, thwarting, frustrating or interfering with the Ahmanson Merger Proposal would constitute a breach of the defendants' fiduciary duties; and
(iii) the individual directors of Great Western have breached their fiduciary duties with respect to Section 203 of the DGCL (the "Delaware Business Combination Statute").

     Ahmanson seeks declaratory and injunctive relief as follows: (i) an order enjoining the defendants from adopting any defensive measure which has the effect of impeding, thwarting, frustrating or interfering with the Ahmanson Merger Proposal; (ii) an order compelling the defendants to redeem the rights associated with the Rights Plan or to amend the Rights Plan so as to make it inapplicable to the Ahmanson Merger Proposal; (iii) an order enjoining the defendants from taking any action pursuant to the Rights Plan that would dilute or interfere with Ahmanson's voting rights or otherwise discriminate against Ahmanson; (iv) an order compelling the defendants to approve the Ahmanson Merger Proposal for the purposes of the Delaware Business Combination Statute; (v) an order enjoining the defendants from taking any action to enforce or apply the Delaware Business Combination Statute that would impede, thwart, frustrate or interfere with the Ahmanson Merger Proposal; and (vi) an order awarding Ahmanson its costs and expenses in the action.

     On February 26, 1996, Great Western filed its Answer, Affirmative Defenses and Counterclaim to the Ahmanson Complaint. In the Counterclaim, Great Western stated, among other things, that the proposed By-law amendment described herein as Proposal 2 would impermissibly limit the Board's power, granted under Delaware law and Great Western's Restated Certificate of Incorporation, to manage the business and affairs of Great Western. Great Western also stated that such By-law amendment is inequitable because it would impair the Board's ability to negotiate an alternative transaction to the Ahmanson Merger Proposal should the Board choose to do so. Further, Great Western denied all of the material allegations raised by the Ahmanson Complaint and asserted affirmative defenses, including that: (i) the Ahmanson Complaint fails to state a claim on which relief can be granted; and (ii) Ahmanson is acting in its own self interest at the expense of Great Western and its stockholders and thus comes to Court with unclean hands.

     Great Western seeks declaratory and injunctive relief as to, among other matters, the following: (i) dismissal of the Ahmanson Complaint with prejudice and denial of the relief requested by Ahmanson; and (ii) an order declaring the proposed By-law amendment described herein as Proposal 2 to be invalid, illegal and inequitable. On February 27, 1997, Vice-Chancellor Jacobs informed Great Western and Ahmanson that he would rule on the legality and validity of the proposed By-law amendment as soon as the issue becomes relevant.

     Between February 18, 1997 and February 26, 1997, six complaints (the "Complaints") were filed against Great Western and its directors in the Court of Chancery of the State of Delaware by Fred T. Isquith, Harry Lewis, Bernd Bildstein, Charles Uttenreither, Melvyn Zupnick and Emil Schachter. Each action was brought on behalf of the plaintiff, individually, and as a purported class action on behalf of all stockholders of Great Western. The Complaints allege, among other things, that the defendants are violating their fiduciary duties owed to the stockholders of Great Western with respect to the Ahmanson Merger Proposal. The plaintiffs generally seek: (i) an order declaring that the action may be maintained as a class action; (ii) an order preliminarily and permanently enjoining the defendants to consider and negotiate with respect to all bona fide offers or proposals for Great Western or its assets, in the best interests of Great Western stockholders; and (iii) compensatory damages, the costs and disbursements of the action and such other and further relief as may be just and proper. In addition, certain plaintiffs seek judgments ordering Great Western's directors, individually, to announce their intention with respect to certain matters relating to the Ahmanson Merger Proposal. Great Western and its directors deny the operative allegations of the Complaints; however, answers have not yet been filed and discovery has not yet commenced.

     Great Western and its directors intend to vigorously defend the claims in the Ahmanson Complaint and the Complaints.

                          SOLICITATION OF REVOCATIONS

     The cost of the solicitation of revocations of consent will be borne by Great Western. Great Western estimates that the total expenditures in connection with such solicitation (including the fees and expenses of Great Western's attorneys, public relations advisers and solicitors, and advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees), will be approximately $750,000, of which $110,000 has been spent to date. Directors, officers and other Great Western employees may, without additional compensation, solicit revocations by mail, in person, by telecommunication or by other electronic means.

     Great Western has retained Georgeson, at an estimated fee of $250,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations, as well as to assist Great Western with its communications with its stockholders with respect to, and to provide other services to Great Western in connection with, Great Western's opposition to the Ahmanson Solicitation. Approximately 100 persons will be utilized by Georgeson in its efforts. Great Western will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding Great Western's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock. Great Western has agreed to indemnify Georgeson against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

                        PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the SEC, each member of the Board, the executive officers of Great Western and certain other members of management of Great Western may be deemed to be a "participant" in Great Western's solicitation of revocations of consent. The principal occupations and business addresses of each participant are set forth in Schedule A. Information about the present ownership by directors and executive officers of Great Western of Great Western's securities is provided in "Beneficial Ownership of Directors and Executive Officers," and the present ownership of Great Western's securities by participants, other than the directors and executive officers, is listed on Schedule A.

                                APPRAISAL RIGHTS

     No appraisal rights are or will be available under Delaware law in connection with the Ahmanson Solicitation. In the event the merger contemplated by the Ahmanson Merger Proposal were to be consummated, appraisal rights would not be available under the DGCL since, in such merger, outstanding shares of Common Stock would be converted into the right to receive shares of Ahmanson's common stock, which is listed on a national securities exchange.

                             STOCKHOLDER PROPOSALS

     In order to have been considered for inclusion in Great Western's proxy materials for the 1997 Annual Meeting, stockholder proposals must have been received by Great Western at its headquarters office not later than November 21, 1996, and must have satisfied the conditions established by the SEC for stockholder proposals to be included in Great Western's proxy materials for that meeting.

                                                     J. LANCE ERIKSON, SECRETARY

                                   IMPORTANT

1. If your shares are registered in your own name, please sign, date and mail the enclosed BLUE Consent Revocation Card to Georgeson & Company Inc., in the postage-paid envelope provided.

2. If you have previously signed and returned a WHITE consent card to Ahmanson, you have every right to change your vote. Only your latest dated card will count. You may revoke any WHITE consent card already sent to Ahmanson by signing, dating and mailing the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE Consent Revocation Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE Consent Revocation Card to be issued representing your shares.

4. After signing the enclosed BLUE Consent Revocation Card, do not sign or return the WHITE consent card. Do not even use Ahmanson's WHITE consent card to indicate your opposition to the Ahmanson Proposals.

     If you have any questions about giving your revocation of consent or require assistance, please call:

                            GEORGESON & COMPANY INC.
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005
                         CALL TOLL FREE: (800) 223-2064
                  BANKS & BROKERS CALL COLLECT: (212) 440-9800

                                                                      SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF GREAT WESTERN AND
 CERTAIN EMPLOYEES OF GREAT WESTERN WHO MAY ALSO SOLICIT REVOCATION OF CONSENTS

     The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of Great Western and certain employees and other representatives of Great Western who may also solicit revocations of consents from stockholders of Great Western. Unless otherwise indicated, the principal occupation refers to such person's position with Great Western and the business address is Great Western Financial Corporation, 9200 Oakdale Avenue, Chatsworth, California 91311.

                      GREAT WESTERN FINANCIAL CORPORATION

                                   DIRECTORS

          NAME                        BUSINESS ADDRESS                  PRINCIPAL OCCUPATION
-------------------------   -------------------------------------   ----------------------------
James F. Montgomery                                                 Chairman and former Chief
                                                                    Executive Officer
John F. Maher                                                       President and Chief
                                                                    Executive Officer
Dr. David Alexander         807 North College Avenue                President Emeritus and
                            Claremont, CA 91711                     Trustees' Professor, Pomona
                                                                    College
H. Frederick Christie       Post Office Box 144                     Consultant
                            548 Paseo Del Mar
                            Palos Verdes Estates, CA 90274
Stephen E. Frank            Southern California Edison Company      President and Chief
                            Post Office Box 800                     Operating Officer, Edison
                            Rosemead, CA 91770                      International, a public
                                                                    utility company
John V. Giovenco            175 Phillip Road                        Consultant and former
                            Woodside, CA 94062                      President and director of
                                                                    Hilton Hotels Corporation
Firmin A. Gryp              Great Western Bank                      Retired, former Executive
                            425 Main Street                         Vice President
                            Salinas, CA 93901
Enrique Hernandez, Jr.      Inter-Con Security Systems, Inc.        President, Inter-Con
                            900 South Garfield Avenue               Security Systems, Inc.
                            Alhambra, CA 91801-4441
Charles D. Miller           Avery Dennison Corporation              Chairman and Chief Executive
                            150 North Orange Grove Blvd.            Officer, Avery Dennison
                            Pasedena, CA 91103                      Corporation
Dr. Alberta E. Siegel       1850 Sand Hill Road, #49                Retired, former Professor of
                            Palo Alto, CA 94304                     Psychology, Stanford
                                                                    University School of
                                                                    Medicine
Willis B. Wood, Jr.         Pacific Enterprise                      Chairman and Chief Executive
                            Post Office Box 60043                   Officer, Pacific
                            Los Angeles, CA 90060-0043              Enterprises, the holding
                                                                    company of Southern
                                                                    California Gas Company

                               EXECUTIVE OFFICERS

          NAME                        BUSINESS ADDRESS                  PRINCIPAL OCCUPATION
-------------------------   -------------------------------------   ----------------------------
J. Lance Erikson                                                    Executive Vice President,
                                                                    Secretary and General
                                                                    Counsel
Carl F. Geuther                                                     Vice Chairman and Chief
                                                                    Financial Officer
Michael M. Pappas           Great Western Consumer Finance Group    Vice Chairman and President,
                            8900 Grand Oak Circle                   Consumer Finance Division
                            Tampa, Fl 33637-1050
A. William Schenck III                                              Vice Chairman
Raymond W. Sims                                                     Executive Vice President
Jaynie M. Studenmund                                                Executive Vice President

                                   MANAGEMENT

                            OWNERSHIP OF
                            GREAT WESTERN
          NAME              COMMON STOCK                      PRINCIPAL OCCUPATION
-------------------------   -------------      --------------------------------------------------
Stephen F. Adams                20,420         First Vice President, Associate General Counsel,
                                               and Assistant Secretary
Bruce F. Antenberg              74,974         Senior Vice President-Finance, Treasurer and
                                               Assistant Secretary
Barry R. Barkley                 8,000         Senior Vice President and Controller
Ian D. Campbell                 23,792         Senior Vice President
Charles Coleman                      0         Vice President, Great Western Bank
Allen D. Meadows                20,850         Senior Vice President, Great Western Bank
John A. Trotter                 27,016         First Vice President, Great Western Bank

                      GREAT WESTERN FINANCIAL CORPORATION

              THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                      GREAT WESTERN FINANCIAL CORPORATION
                      IN OPPOSITION TO THE SOLICITATION BY
                            H. F. AHMANSON & COMPANY

     The undersigned, a holder of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Great Western Financial Corporation ("Great Western"), acting with respect to all of the shares of Common Stock held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

     THE BOARD OF DIRECTORS OF GREAT WESTERN FINANCIAL CORPORATION UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT." PLEASE SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD TODAY.

AHMANSON PROPOSAL 1: Non-binding resolution regarding the consideration of merger proposals. (For complete text, see Proposal 1 in Great Western's Revocation Statement.)

  [ ] REVOKE CONSENT       [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

AHMANSON PROPOSAL 2: By-law amendment requiring stockholder approval for grant of lock-up or certain other similar arrangements with a value in excess of $100,000,000. (For complete text, see Proposal 2 in Great Western's Revocation Statement.)

  [ ] REVOKE CONSENT       [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

                                                       (continued on other side)

AHMANSON PROPOSAL 3: By-law amendment compelling the annual meeting of stockholders to be held each year on the fourth Tuesday in April, or on a date within 14 days thereof. (For complete text, see Proposal 3 in Great Western's Revocation Statement.)

  [ ] REVOKE CONSENT       [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

AHMANSON PROPOSAL 4: By-law amendment preventing the presiding officer from adjourning any stockholder meeting at which a quorum is present unless all business properly brought before such meeting has been acted upon by the stockholders. (For complete text, see Proposal 4 in Great Western's Revocation Statement.)

  [ ] REVOKE CONSENT       [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

AHMANSON PROPOSAL 5: By-law amendment providing that any of the By-law amendments adopted pursuant to Ahmanson's Consent Solicitation may not be subsequently amended without the majority approval of Great Western's stockholders. (For complete text, see Proposal 5 in Great Western's Revocation Statement.)

  [ ] REVOKE CONSENT       [ ] DO NOT REVOKE CONSENT        [ ] ABSTAIN

     IF NO DIRECTION IS MADE, THIS REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.
                                         Please sign your name below exactly as
                                         it appears hereon. If shares are held
                                         jointly, each stockholder should sign.
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by president or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.

                                         Dated:                           , 1997
                                               ---------------------------
                                         Signature:
                                                   -----------------------------
                                         Title:
                                               ---------------------------------
                                         Signature (if held jointly):
                                                                     -----------
                                         Title:
                                               ---------------------------------

         PLEASE SIGN, DATE AND RETURN THIS CONSENT REVOCATION PROMPTLY.